                                                                                                   EXHIBIT 32.1.
Certification of Principal Executive Officer
Pursuant to 18 U.S.C. 1350
(Section 906 of the Sarbanes-Oxley Act of 2002)

I, Neil Blosch, Chief Executive Officer and Principal Financial Officer, of Ultra Sun Corp. (the "Registrant") do hereby certify, pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of our knowledge, based upon a review of the Quarterly Report on Form 10-Q for the period September 30, 2010 of the Registrant, as filed with the Securities and Exchange Commission on the date hereof (the "Report"):

 (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
 (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: November 9, 2010	By:	/s/ Neil Blosch
Neil Blosch
Chief Executive Officer, Principal Financial Officer

 * A signed original of this written statement required by Section 906 has been provided to Ultra Sun Corp. and will be retained by Ultra Sun Corp. and furnished to the Securities Exchange Commission or its staff upon request.